EXHIBIT 99.1

Das Pflegeland

(sole proprietorship)

Financial Statements

Years Ended December 31, 2012 and 2013

(Expressed in Euros)

RBS RoeverBroennerSusat GmbH & Co. KG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft Gervinusstraße 15 60322 Frankfurt am Main T +49 69 500 60-0 F +49 69 500 60-2050 www.rbs-partner.de

INDEPENDENT AUDITOR’S REPORT

To the Owner of Das Pflegeland (sole proprietorship), Stuttgart

We have audited the accompanying financial statements of Das Pflegeland, which comprise the statement of financial position as at December 31, 2013 and 2012, and the statements of comprehensive income, changes in equity and cash flows for the years then ended, and the notes for the years then ended.

Proprietor’s Responsibility for the Financial Statements

The Proprietor is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as the proprietor determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with German generally accepted principles for the audit of financial statements promulgated by the Institut der Wirtschaftsprüfer (IDW). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the proprietor, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence that we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Das Pflegeland as at December 31, 2013 and 2012, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

Frankfurt am Main, November 14, 2014

RBS RoeverBroennerSusat GmbH & Co.KG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Das Pflegeland (sole proprietorship)

Statements of Financial Position

As at December 31

	2013 Euro	2012 Euro

ASSETS
Non-current assets
Intangible Assets
Software licenses	3,00	3,00
Property, plant and equipment
Land, property rights and buildings, including buildings on third party land	43.851,65	44.491,65
Other equipment, furniture and fixtures	41.110,00	54.654,00
Financial Assets
Claim from proprietor because of transfer from reserves	532.311,95	171.517,08
Total non-current assets	617.276,60	270.665,73
Current assets
Trade receivables	336.092,74	253.474,57
Other assets	20.787,60	27.355,84
Cash and cash equivalents	0,00	90.500,00
Total current assets	356.880,34	371.330,41
TOTAL	974.156,94	641.996,14

LIABILITIES
Proprietors’ equity
Initial capital	0,00	0,00
Capital contribution	568.992,12	762.464,61
Transfer from reserves	-1.697.174,18	-1.188.758,53

Net profit for the year	767.387,19	444.568,99
Adjustment item claim from proprietor	360.794,87	-18.275,07
Total proprietors’ equity	0,00	0,00

Non-current liabilities
Long-term financial liabilities	55.000,00	74.235,52
Total non-current liabilities	55.000,00	74.235,52

Current liabilities
Short-term financial liabilities	711.470,06	396.276,83
Accruals	35.599,25	47.782,42
Other liabilities	160.583,04	105.119,72
Provisions	11.504,59	18.581,65
Total current liabilities	919.156,94	567.760,62
TOTAL	974.156,94	641.996,14

Das Pflegeland (sole proprietorship)

Income Statement

As at December 31

	2013 Euro	2012 Euro

Revenue	2.791.296,33	2.093.044,32
Other operating income	44.252,12	22.523,46
Total operating performance	2.835.548,45	2.115.567,78

Cost of purchased services	279.617,11	314.126,85
Personnel expenses	1.427.319,02	1.004.077,56
Depreciation and amortization of intangible and tangible fixed assets	14.722,90	16.315,14
Other operating expenses	303.441,73	286.314,10
Earnings before interest and taxes (EBIT)	810.447,69	494.734,13

Other interest and similar income	341,78	670,81
Interest and similar expenses	43.402,28	50.835,95
Net profit of the year	767.387,19	444.568,99

Das Pflegeland (sole proprietorship)

Statements of Changes in Equity

Proprietors’ Equity Euro

Balance at December 31, 2011	0,00

Capital contribution	762.464,61
Transfer from reserves	-1.188.758,53
Net profit for the year	444.568,99
Adjustment item claim against proprietor	-18.275,07

Balance at December 31, 2012	0,00

Capital contribution	568.992,12
Transfer from reserves	-1.697.174,18
Net profit for the year	767.387,19
Adjustment item claim from proprietor	360.794,87

Balance at December 31, 2013	0,00

Das Pflegeland (sole proprietorship)

Statements of Cash Flow

Years ended December 31

	2013 Euro	2012 Euro

Net profit of the year	767.387,19	444.568,99
Adjustments to the consolidated net profit for the year for reconciliation to the cash flow operating activities:
- Finance revenues	-670,81	-670,81
+ Finance costs	50.835,95	50.835,95
Operating profit	817.552,33	494.734,13
+ Amortization and depreciation	16.315,14	16.315,14
	833.867,47	511.049,27
-/+ Increase/decrease in inventories, trade receivables and other assets	-76.049,93	-9.248,92
-/+ Increase/decrease in provisions	-7.077,06	5.446,37
-/+ Increase/decrease in trade payables and other liabilities	43.280,15	60.878,69
Cash flows from operating activities	794.020,63	568.125,41

- Payments of intangible assets and property, plant and equipment	-2.131,14	-28.657,14
+ Interest receipts	670,81	670,81
Cash flows from investing activities	-1.460,33	-27.986,33

- Transfer from reserves	-1.697.174,18	-1.188.758,53
+ Capital contribution	568.992,12	762.464,61
- Payments from redemption of debt and loans	-25.082,51	-32.448,98
+/- Change in short-term bank liabilities	245.121,76	-23.626,76
- Payment of interest	25.082,51	32.448,98
Cash flows from financing activities	-883.060,30	-449.920,68

Net change in cash and cash equivalents	-90.500,00	90.218,40
+ Cash and cash equivalents at beginning of the period	90.500,00	281,60
Cash and cash equivalents at the end of the period	0,00	90.500,00

Das Pflegeland (sole proprietorship)

Notes to the financial statements

Expressed in Euros

December 31, 2013

A.	General Information and Basis of Presentation

1.	General Information

Domicile and Legal Form of the Company

“Das Pflegeland” is a care enterprise managed by Dr. Orhan Karahodza in the legal form of a sole proprietorship. The proprietorship is domiciled in Badestraße 36, 70372 Stuttgart, Germany.

Business Activities

As care service provider “Das Pflegeland” is engaged in the medical homecare and specialized in acute posthospital treatment and breathing-improvement or rather the control of long-time home breathing. “Das Pflegeland” is able to take over the breathing-care of all breathing-patients with different clinical pictures within 24 hours:

- ALS - amyotrophic lateral sclerosis

- Persistent vegetative state

- Chronic obstructive pulmonary disease (COPD)

- Pneumonia

- Respiratory insufficiency

- Apoplectic stroke (Apoplexy)

General Principles and Accounting Standards

The present year-end financial statements of the sole proprietorship “Das Pflegeland” for the financial year from January 1 to December 31, 2013 have been prepared in accordance with the IFRS regulations issued by International Accounting Standards Board (IASB) as of the balance sheet date and with the binding interpretations of the International Finance Reporting Interpretations Committee (IFRIC).

The income statement has been prepared in accordance with the nature of expense method of presentation.

The year-end financial statements convey a true and fair view of the net assets, financial position and results of operations of the sole proprietorship “Das Pflegeland”.

New Statements Issued by the IASB

At the moment the IASB has not issued standards, interpretations and amendments to existing standards that could be relevant for the sole proprietorship “Das Pflegeland”.

Regulations that are not yet mandatory and not yet adopted by the European Commission have not been applied in advance by the proprietorship “Das Pflegeland”.

The proprietorship “Das Pflegeland” generally only implements new standards and interpretations as application becomes required.

Estimates and Assumptions

The preparation of the year-end financial statements requires estimates and assumptions to be made by the proprietor. These influence the assessment of assets and liabilities, the disclosure of contingent liabilities at the balance sheet date as well as the presentation of income and expenditures for the year under review.

In particular, this relates to allowances for bad debts, the amount and likelihood of utilization of other provisions as well as the economic lifetime of assets. The Proprietor bases his judgment of these assumptions and estimates on past experience and the results of carefully weighing up different scenarios. Changes in the economic situation that deviate from the assumptions applied and that lie beyond the control of the proprietor may result in the actual amounts differing from the original estimates. If the original basis of estimation changes, accounting for the respective balance sheet items will be adjusted with an effect on the income statement.

2.	Accounting and Valuation Principles

Intangible Assets

Intangible Assets which were acquired in return for payment are carried at cost, reduced by normal straight-line amortization from the date on which they are first ready for use. Amortizations will be taken straight-line above the economic useful life of two to three years.

Property, Plant and Equipment

Property, plant and equipment is carried at cost less cumulative depreciation. Depreciation is recognized on a straight-line basis over the expected useful life of the asset. Expenditure for maintenance and repairs is expensed in the period in which it is incurred. The cost of an asset and the related cumulative depreciation are derecognized when assets are scrapped or disposed of, with any book gains or losses recognized in the income statement under “Other operating income” or “Other operating expenses”. Fifty years were assumed as useful life expectancy for buildings. The expected useful life for the other assets is calculated between two and ten years.

Accordingly, low-value assets with an acquisition value of no more than EUR 410 are fully depreciated in the year of acquisition. All other assets with acquisition values greater than this are capitalized and depreciated over their normal useful lives.

Impairment and Write-downs of Intangible Assets and Property, Plant and Equipment

Where the value of intangible assets or property, plant and equipment calculated using the principles described above is greater than the value attributed to them at the balance sheet date, impairment losses and write-downs are recognized accordingly. The fair value to be applied is calculated on the basis of either the net proceeds of sale or the present value of the estimated future cash flows from the use of the asset – whichever is higher. Impairment losses and write-downs are reported in “Other operating expenses”.

Impairment losses are reversed if the reasons for their recognition no longer exist. The reversal of an impairment loss is limited to the amortized carrying amount that would have resulted if no impairment losses had been recognized in the past. Income from such reversals is reported in “Other operating income”. Impairment losses on goodwill may not be reversed.

Receivables and other assets

Receivables and other assets are carried at the nominal value. Appropriate bad debt allowances are recognized for trade receivables in order to cover possible default risks.

Cash

Cash comprises all freely available liquid funds such as cash in hand and cash in current accounts, as well as other current bank balances available.

Payables

In accordance with IAS 39, liabilities are carried at amortized cost on the balance sheet date, which generally corresponds to the amount due on settlement.

Accruals

Accruals are liabilities payable for goods or services received that are neither paid nor invoiced or formally agreed upon by the supplier at the balance sheet date.

Other Provisions

In accordance with IAS 37 (Provisions, Contingent Liabilities and Contingent Assets), provisions for other financial obligations are recognized when a present obligation towards a third party arises from a past event, future settlement is probable and the amount can be reliably estimated. Non-current provisions with a remaining term of more than one year are recognized at the amount required to settle the obligation, discounted to the balance sheet date.

3.	Intangible Assets

Changes in intangible assets in the reporting period and in the previous year are shown in the statements of changes in fixed assets, which is attached as an appendix.

The position “intangible assets” only consists of software licenses.

There were no impairment write-downs to the lower value in use for the financial year as in the previous year.

4.	Property, Plant and Equipment

Changes in property, plant and equipment in the reporting period and in the previous year are shown in the consolidated statements of changes in fixed assets, which are attached as an appendix.

The item “Land, property rights and buildings, including buildings on third-party land” consists of the 50% share of flat or fractional property unit where the Administration of the sole proprietorship is registered. The whole flat or fractional property unit was acquired under Bosnian law by the proprietor and his wife. The remaining 50% share is allotted to the operating assets of the proprietorship of the wife.

The whole flat or fractional property unit is encumbered with a mortgage property charge in an amount of EUR 110.000,00 for the loan to finance the property. The loan is repayable on maturity, so it values EUR 110.000,00 and has a remaining term until November 2018. In accordance with the allocation of half of the flat or fractional property unit, the loan is allocated to the proprietorship “Das Pflegeland” with 50% and has a carrying amount at the balance sheet date and in the previous year of EUR 55.000,00.

There are no other material restrictions on ownership or title in respect of the property, plant and equipment reported.

Depreciation on the lower value in use was not taken in the financial year and in the previous year.

5.	Trade Receivables

The position “trade receivables” includes receivables of care-services fully provided on the balance sheet date. The billing of all care-services is made on a monthly basis.

Value adjustments for trade receivables were not necessary in the financial year and the previous year.

6.	Other Assets

The positions “other assets” basically consists of amounts refunded by health insurance companies and employee loans.

7.	Cash and cash equivalents

The position “cash and cash equivalents” mainly includes short-term bank balances.

8.	Proprietors’ Equity

As of December 31, 2013 after taking into account the net profit of the year as well as capital contributions and transfer of reserves by the proprietor, the proprietors’ equity amounts to EUR -532.311,95 (previous year: EUR -171.517,08). The negative proprietors’ equity is shown on the assets side of the balance sheet in the position claim against proprietor because of transfer from reserves due to the existing payment obligation of the proprietor.

9.	Long-term financial Liabilities

Non-current financial liabilities fully result from bank liabilities and include the 50% share of the loan to finance the flat or fractional property unit as well as the long-term portion of the loans to finance vehicles.

	Dec. 31, 2013	Dec. 31, 2012
	EUR	EUR
Loan financing of the flat or fractional property unit	55.000,00	55.000,00
Long-term portion of the loans financing of vehicles	0,00	19.235,52
	55.000,00	74.235,52

The interest rate to finance flat or fractional property unit amounts to 4,8%.

10.	Short-term financial liabilities

The short-term financial liabilities are composed as follows:

	Dec. 31, 2013	Dec. 31, 2012
	EUR	EUR
Current account liabilities to banks	392.795,78	370.562,51
Settlement account Premium-Pflegedienst Pflegeland	298.302,76	0,00
Short-term portion of the loans financing of vehicles	19.235,52	24.578,32
Other short-term financial liabilities	1.136,00	1.136,00
	711.470,06	396.276,83

Due to the current nature of these items, their market value does not deviate significantly from the carrying amounts presented.

11.	Accruals

Accruals are liabilities payable for goods or services received that are neither paid nor invoiced or formally agreed upon by the supplier at the balance sheet date. All of the reported amounts are short-term in nature.

12.	Other liabilities

The long-term financial liabilities are composed as follows:

	Dec. 31, 2013	Dec. 31, 2012
	EUR	EUR
Liabilities from wages and salaries	78.256,01	69.463,91
Liabilities from income and church taxes	9.917,96	4.344,94
Liabilities resulting from social securities	71.523,14	29.904,94
Other short-term liabilities	885,93	1.405,93
	160.583,04	105.119,72

13.	Provisions

The provisions fully consist of duties in connection with the preparation of the year-end financial statement of the year already ended.

14.	Notes on the cash flow statement

The cash flow statement has been prepared using the indirect method in accordance with IAS 7.20. Business transactions not affecting cash have not been included in the cash flow statement. Payments for investments in intangible assets and property, plant and equipment include only cash-effective acquisitions.

15.	Financial instruments and risk management

Details of the individual categories of financial instruments are provided in the notes on the respective balance sheet and income statement items.

Principles of the Risk Management System

Regarding its assets, liabilities and planned transactions, the proprietorship “Das Pflegeland” is subject to default risk and liquidity risk and the risk from changes in interest rates. The aim of financial risk management is to minimize these risks through ongoing operating and finance-oriented activities. The proprietor is directly responsible for the implementation of the financial policy and ongoing risk management.

Categories of Financial Instruments

The proprietorship “Das Pflegeland” holds financial instruments exclusively in form of financial liabilities carried at amortized cost as well as in form of receivables carried at amortized cost. Financial instruments carried at fair value do not exist.

Default risk

The Company is exposed to counterparty default risk as a result of its operating activities and certain financing activities.

In its operating business, accounts receivable are monitored on a decentralized, ongoing basis. Default risks are taken into account through specific valuation allowances and flat-rate specific valuation allowances.

Liquidity risk

Revolving liquidity planning is performed in order to ensure the Company’s solvency and financial flexibility at all times. To the extent necessary, a liquidity reserve is held in the form of credit facilities and, if required, in cash.

Risk of changes in the interest rate

The proprietorship is subject to risks of changes in the interest rate only to a limited extent and basically in relation to the 50% share of the loan for financing the flat or fractional property unit. The interest rate is determined until November 2018.

16.	Related parties

Business transactions with related parties are on the one hand transactions with enterprises, the proprietor of the proprietorship “Das Pflegeland” holds a significant participating share of or over which he exercises significant influence. On the other hand, these are business transactions with close members of the family of the proprietor.

In the reporting period relevant in this context are the relation to the sole proprietorship of the wife of the proprietor as well as to the Medicus-Stuttgart GmbH, Stuttgart (formerly: Medicus 24 GmbH), in which the proprietor holds 100% of the shares.

Between the proprietorship “Das Pflegeland” and the sole proprietorship of the wife of the proprietor exists a settlement account, which shows a negative balance, i.e. a liability in the amount of EUR -298.302,76 (previous year: EUR 0,00) from the perspective of proprietorship “Das Pflegeland”. The settlement account is not subject to interest payments.

During the financial year under review, the proprietorship “Das Pflegeland” obtained services in an amount of EUR 30.000,00 (previous year: EUR 41.250,00) from the Medicus-Stuttgart GmbH, Stuttgart (formerly: Medicus 24 GmbH).

17.	SIGNIFICANT POST-BALANCE SHEET DATE EVENTS

The proprietor intends to transfer the proprietorship “Das Pflegeland” with all assets and liabilities, rights, accounts receivables and claims as well as duties and legal relationships to the Beatmungspflege 24 in exchange for ownership in the company.

Beyond this no major changes regarding the situation of the proprietorship as well as with respect to the branch environment resulted.

Stuttgart, October 31, 2014

Dr. Orhan Karahodza

Das Pflegeland (sole proprietorship) – Appendix to the Notes

Statements of Changes in Fixed Assets

As at December 31, 2013

	Software licenses	Land, property, rights and buildings, including buildings on third party land	Other equipment, furniture and fixtures	Total
	Euro	Euro	Euro	Euro
Cost:
December 31, 2011	934,45	45.665,51	103.896,96	150.496,92
Additions	0,00	0,00	27.540,00	27.540,00

December 31, 2012	934,45	45.665,51	131.436,96	178.036,92

Additions	0,00	0,00	279,90	279,90

December 31, 2013	934,45	45.665,51	131.716,86	178.316,82

Amortization:
December 31, 2011	931,45	533,86	62.224,96	63.690,27
Charge for the period	0,00	640,00	14.579,00	15.219,00

December 31, 2012	931,45	1.173,86	76.803,96	78.909,27

Charge for the period	0,00	640,00	13.802,90	14.442,90

December 31, 2013	931,45	1.813,86	90.606,86	93.352,17

Carrying amount:
At December 31, 2012	3,00	44.491,65	54.633,00	99.127,65

At December 31, 2013	3,00	43.851,65	41.110,00	84.964,65

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